EXHIBIT 99.1

                                  NEWS RELEASE
                 Provident Financial Services, Inc. (NYSE: PFS)
                   First Sentinel Bancorp, Inc (Nasdaq: FSLA)

Contact:

Kenneth J. Wagner                           Ann C. Clancy
Senior Vice President                       Executive Vice President
Investor Relations                          Investor Relations
Provident Financial Services, Inc.          First Sentinel Bancorp, Inc.
830 Bergen Avenue                           1000 Woodbridge Center Drive
Jersey City, NJ  07306                      Woodbridge, NJ  07095
201-915-5344                                732-726-9700  x5514



FOR IMMEDIATE RELEASE:  June 8, 2004
------------------------------------


              PROVIDENT FINANCIAL SERVICES, INC. AND FIRST SENTINEL
            BANCORP, INC. OBTAIN FDIC APPROVAL OF THE FIRST SENTINEL
                                     MERGER


JERSEY CITY, N.J. & WOODBRIDGE, N.J.-- Provident Financial Services, Inc. (NYSE:
PFS) ("Provident") and First Sentinel Bancorp, Inc. (NASDAQ: FSLA) ("First Sentinel") have received approval from the Federal Deposit Insurance Corporation to complete the merger of First Savings Bank, the wholly owned subsidiary of First Sentinel, with and into The Provident Bank, the wholly owned subsidiary of Provident. The New Jersey Department of Banking and Insurance also has approved the merger.

         The merger of First Sentinel with and into Provident remains subject to the approval of the stockholders of both Provident and First Sentinel. Stockholders' meetings are scheduled for both companies on June 23, 2004. A Joint Proxy Statement/Prospectus dated May 7, 2004 has been mailed to stockholders of record of both Provident and First Sentinel as of April 30, 2004, respectively. The transaction also remains subject to the non-objection of the Federal Reserve Bank of New York. Provident has provided the requisite notice of the transaction to the Federal Reserve Bank of New York. Assuming the non-objection of the Federal Reserve Bank of New York and receipt of stockholder approvals, it is anticipated that the transaction will be consummated in mid-July.

         First Sentinel stockholders have the option to elect to receive $22.25 in cash, 1.092 shares of Provident common stock or a combination thereof for each of their shares of First Sentinel common stock, subject to the allocation and proration requirements of the Merger Agreement. Election materials will be mailed to First Sentinel stockholders on or about June 9, 2004. First Sentinel stockholders will have until 5:00 p.m. on June 30, 2004 to submit completed election form(s) and related materials indicating their preference. This deadline may be extended by Provident and First Sentinel under certain circumstances described in the election materials and the Joint Proxy Statement/Prospectus. Questions regarding the election procedures should be directed to First Sentinel's information agent, Georgeson Shareholder Communications, Inc., at 1-800-368-9818.

         Provident and its wholly owned subsidiary, The Provident Bank, reported assets of $4.26 billion and deposits of $2.69 billion as of March 31, 2004. The Provident Bank is a full-service, community-oriented bank that provides financial services to individuals, families and businesses through 54 full-service banking offices in northern and central New Jersey. First Sentinel and its wholly owned subsidiary, First Savings Bank, reported assets of $2.18 billion and deposits of $1.35 billion as of March 31, 2004. First Savings Bank is a full-service, community-oriented bank that provides financial services to individuals, families and businesses through 22 full-service banking offices in central New Jersey.




This release is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the prospectus. The shares of common stock are not savings accounts, may lose value and are not insured by the Federal Deposit Insurance Corporation or any government agency.


This news release contains certain forward-looking statements about the proposed merger of Provident Financial Services, Inc. and First Sentinel Bancorp, Inc. These statements include statements regarding the anticipated closing date of the transaction. Forward-looking statements can be identified by the fact that they include words like "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Certain factors that could cause actual results to differ materially from expected results include delays in completing the merger, legislative and regulatory changes and other factors disclosed by Provident Financial Services, Inc. and First Sentinel Bancorp, Inc. in their periodic filings with the SEC. Provident Financial Services, Inc. and First Sentinel Bancorp, Inc. do not undertake, and specifically disclaim, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.
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